JPMorgan Mid Cap Value Fund
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
10/22/01	Prinicipal Financial Group

Shares            Price         Amount
3,600		  $18.50	$66,600.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.81        N/A	        0.00%		    N/A

Broker
GoldMan, Sachs & Co.

Underwriters of Prinicipal Financial Group

Underwriters     	            Number of Shares
Goldman, Sachs & Co.		         $18,812,500
Credit Suisse First Boston Corp.	   9,030,000
Merrill Lynch, Pierce, Fenner
& Smith, Inc.				   8,653,750
Salomon Smith Barney, Inc.	           8,653,750
Banc of America Securities, LLC 	   3,762,500
Bear,Stearns & Co., Inc. 		   3,762,500
A.G. Edwards & Sons, Inc.		   3,762,500
Fox-Pitt, Kelton, Inc.			   3,762,500
J.P. Morgan Securities, Inc.		   3,762,500
Lehman Brothers, Inc.			   3,762,500
Samuel A. Ramirez & Co., Inc. 		   3,762,500
UBS Warburg, LLC			   3,762,500
ABN AMRO Rothschild, LLC	             500,000
Sanford C. Bernstein & Co., Inc.             500,000
Dain Rauscher, Inc.                          500,000
Epock Securities, Inc.                       500,000
First Union Securities, Inc.                 500,000
Keefe, Bruyette & Woods, Inc.                500,000
Prudential Securities, Inc.                  500,000
Putnam Lovell Securities, Inc.               500,000
RBC Dominion Securities Corp.                500,000
Robertson Stephens, Inc.                     500,000
Sandler O'Neill & Partners, L.P.             500,000
Utendahl Capital Partners, L.P.              500,000
Wells Fargo Van Kasper, LLC                  500,000
The Williams Capital Group, L.P.             500,000
BNY Capital Markets, Inc.                    250,000
M.R. Beal & Company                          250,000
Chatsworth Securities, LLC                   250,000
Doley Securities, Inc.                       250,000
Guzman & Co.                                 250,000
Legg Mason Wood Walker, Inc.                 250,000
Mitchell Securities Corp. of Oregon          250,000
Neuberger Berman, LLC                        250,000
Raymond James & Associates, Inc.             250,000
Muriel Siebert & Co., Inc.                   250,000
Sturdivant & Co., Inc.                       250,000
Total   		            $85,000,000